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                                                                       EXHIBIT A

                                            Translation from the German Language

16 VI 1631/97


                           CERTIFICATE OF EXECUTORSHIP

Co-Executors for the estate of

                Professor Dr. med. Hartmut Friedrich Wilhelm K R U K E M E Y E R

who died on May 21, 1994 in Osnabruck, his last residence,

are:

Certified Public Accountant Dr. Heiner Meyer zu Losebeck, born October 26, 1952, Vogeler Strasse 6, 49080 Osnabruck,

Attorney at Law and Notary Public Peter Frommhold, born on April 6, 1940, Universitatsstrasse 30, 48143 Munster.

Osnabruck, September 5, 1997

Amtsgericht-NachlaBgericht (County Court-Surrogate's Court)

Prullage, Director of the Amtsgericht (County Court)




The undersigned managing director of Park-Hospital GmbH represents that the foregoing is a fair and accurate translation of the "TESTAMENTSVOLLSTRECKERZEUGNIS"

 /S/ DR. HEINER MEYER ZU LOSEBECK
-----------------------------------------
DR. HEINER MEYER ZU LOSEBECK

                             (Page 16 of 47 pages)